UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code

            Registrant's Telephone Number, including Area Code: (337) 583-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            On December 5, 2005, Global Industries, Ltd. (the "Company") entered into a Resignation and Release Agreement (the "Agreement") with J. Michael Pearson, who resigned as Chief Operating Officer of the Company effective November 30, 2005. The material terms of the Agreement are as follows: (i) a lump sum payment of $179,792 in lieu of any payment under the Company's severance plan or policy; (ii) accelerate the vesting of certain of Mr. Pearson's unvested stock options; (iii) accelerate the release of the forfeiture restrictions of certain of Mr. Pearson's restricted stock; (iv) payment of certain of the incentive compensation that Mr. Pearson would have received under the Company's Management Incentive Plan for 2005; (v) payment or reimbursement of 50% of the cost of COBRA premiums; and (vi) a lump sum payment of $48,668 for earned but unused paid time off. Additionally, Mr. Pearson and the Company each agreed, among other things, to a general release of claims.

The foregoing summary is qualified in its entirety by reference to the Resignation and Release Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(c)              Exhibits.

Exhibit No.	Description
10.1	Resignation and Release Agreement dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date: December 8, 2005	By:	/s/Russell J. Robicheaux Name: Russell J. Robicheaux Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resignation and Release Agreement dated December 5, 2005.

Exhibit 10.1

RESIGNATION AND RELEASE AGREEMENT

THIS RESIGNATION AND RELEASE AGREEMENT (this "Agreement") is dated as of this 5th day of December, 2005 between J. Michael Pearson and Global Industries Offshore, L.L.C., a Louisiana limited liability company ("Global Offshore"), and is effective as of the effective date as set forth herein.

WITNESSETH:

Whereas, Mr. Pearson was an employee of Global Offshore and serves as Chief Operating Officer of Global Offshore's parent, Global Industries, Ltd. (together with its subsidiaries and affiliates, the "Company") but resigned his employment with the Company effective November 30, 2005; and

Whereas, in consideration for the releases and obligations of Mr. Pearson hereunder, the Company agrees to provide Mr. Pearson with the benefits specified in this Agreement, and Mr. Pearson and the Company desire to provide for the terms and conditions of such benefits; and

Now, therefore, in consideration of the above premises, the agreements, releases and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    In consideration for Mr. Pearson's promises, the Company agrees to provide Mr. Pearson the following compensation.

                A.  On the effective date of this Agreement, the Company will pay to Mr. Pearson a lump sum payment of $179,792 (which is equal to 34 weeks multiplied by his current salary of $5,288 per week) in lieu of any payment under any Company severance plan or policy.

                B.  On the effective date of this Agreement, the Company will (1) accelerate the vesting of 6,000 stock options currently held by Mr. Pearson, which are currently scheduled to vest on January 31, 2006; (2) accelerate the vesting of 6,000 stock options currently held by Mr. Pearson, which are currently scheduled to vest on August 6, 2006; (3) vest and release the forfeiture restrictions with respect to 15,000 shares from the cliff-vested restricted shares, the forfeiture restrictions on which are currently scheduled to lapse on August 6, 2006; and (4) vest and release the forfeiture restrictions with respect to 1,666 restricted shares, the forfeiture restrictions on which are currently scheduled to lapse on January 31, 2006. All other terms provided for in the option agreements and restricted stock agreements issued to Mr. Pearson shall remain in effect and unchanged, except that Mr. Pearson shall have 180 days from the date of his last day of employment to exercise any vested but unexercised stock options (including any the vesting of which is accelerated pursuant to this Agreement). Mr. Pearson acknowledges that he is required to forfeit and surrender on the effective date of this Agreement all restricted shares for which the forfeiture restrictions have not lapsed pursuant to this Agreement or as of his last day of employment (including specifically for the avoidance doubt all the performance vesting restricted shares granted pursuant to the Executive Incentive Restricted Stock Agreement dated August 6, 2004) because both parties agree that Mr. Pearson's resignation is a voluntary termination on his part under the option agreement as well as all plans and policies of the Company. Mr. Pearson acknowledges that such amendments to his existing stock options and restricted stock awards may have significant tax consequences, including causing the stock options to be treated as "non-qualified" stock options for tax purposes.

                C.  The Company will pay Mr. Pearson any and all incentive compensation that Mr. Pearson would have earned under the Company's Management Incentive Plan for the year ended December 31, 2005 had he remained with the Company; provided, however, that Mr. Pearson will not be entitled to receive any incentive compensation under the Company's Management Incentive Plan in respect of the 25% discretionary component under the Management Incentive Plan. If Mr. Pearson is entitled to receive such incentive compensation under this Agreement, then such amounts shall be paid to Mr. Pearson on or about the date that such payments are made to the Company's other eligible participants.

                D.  The Company will pay or reimburse promptly 50% of the cost of Execucare COBRA premiums for up to 18 months beginning on the effective date of this Agreement, conditioned upon Mr. Pearson's election of, and continued eligibility for and participation in, COBRA coverage.

                E.  The Company will pay Mr. Pearson a lump sum payment equal to forty-six (46) days of earned but unused paid time off at a rate of $1,058 per day, or $48,668. This amount will be paid as soon as administratively feasible following the effective date of this Agreement, but not later than December 31, 2005.

        2.    All payments described in Paragraph 1 above will be subject to Internal Revenue Service regulations and the Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable laws or regulations.

        3.    In exchange for the consideration described in paragraph 1 of this Agreement, Mr. Pearson knowingly and voluntarily for and on behalf of himself and his spouse, agents, beneficiaries, heirs, executors, administrators, assigns, insurers and all persons or entities acting by, through, under or in concert with any of them (the "Releasing Persons"), hereby fully, finally and forever unconditionally waives, settles, releases, and discharges the Company, its subsidiaries and affiliates and each of their officers, directors, agents, representatives, employees, successors, assigns, insurers and all persons or entities acting by, through, under or in concert with any of them (the "Released Persons") from any and all claims, demands, damages, actions or causes of action, including any claim for attorney's fees, of whatever nature, in law or equity, whether known or unknown, matured or unmatured, liquidated or unliquidated, vested or contingent and whether or not involving negligence of any person or entity, growing out of tort, contract, compensation or otherwise, arising out of, related to or based upon acts or failures to act or any event, circumstance or condition existing as of the date Mr. Pearson accepts this Agreement, including but not limited to, all rights of action under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.; the Family and Medical Leave Act; 29 U.S.C. § 2611, et seq., the Employee Retirement Income Security Act; 29 U.S.C. § 1002, the Age Discrimination in Employment Act, 29 U.S.C. at § 621, et seq.; all laws of the State of Texas, including but not limited to, Texas Commission on Human Rights Act, Texas Labor Code §21.001, et seq.; and any other law or laws of the United States, the State of Texas, and any other state in the United States, or any ordinances of any locality, which may have afforded Mr. Pearson a cause of action or a legal or equitable claim of any sort in connection with his employment or resignation from employment. This release also includes any and all claims and causes of action Mr. Pearson or any of the other Releasing Persons may have against the Released Persons for compensation of any kind based on any other theory of liability, statutory or non-statutory, in contract or in tort, including, but not limited to, claims for unpaid compensation, wrongful discharge, breach of any express or implied employment contract or agreement, breach of any covenant of good faith and fair dealing, abuse of rights, fraud, defamation, violation of public policy, breach of fiduciary duty, whistle blowing, wrongful discharge, retaliatory discharge, breach of contract, libel, slander, defamation, harassment of any kind, intentional infliction of emotional distress, retaliation or employment discrimination of any kind. Mr. Pearson acknowledges that he has not witnessed any Sarbanes-Oxley-protected activity, and waives any right to file any Sarbanes-Oxley claim as defined in 18 U.S.C. § 1514A. Mr. Pearson further acknowledges and agrees that by virtue of this Agreement, he is waiving any rights or claims resulting from cessation of his employment with the Company in accordance with the terms of this Agreement as well as any claims for reinstatement and future employment by the Company and that he and the other Releasing Persons will be precluded from asserting a legal claim for the Company's refusal to rehire him in the future. Mr. Pearson acknowledges and understands that he is waiving his and the other Releasing Persons right to file suit in a court of law for any claim he or any of the other Releasing Persons may have under the laws and statutes named in this paragraph. Except for rights created under this Agreement and any claims arising out of a breach of this Agreement by Mr. Pearson and in exchange for the consideration hereunder, the Company hereby fully, finally and forever unconditionally waives, settles, releases, and discharges Mr. Pearson and the other Releasing Parties from any and all claims, demands, damages, actions or causes of action known to senior executives of the Company on the date hereof, including any claim for attorney's fees, of whatever nature, in law or equity, matured or unmatured, liquidated or unliquidated, vested or contingent and whether or not involving negligence of any person or entity, growing out of tort, contract, compensation or otherwise, arising out of, related to or based upon acts or failures to act or any event, circumstance or condition existing as of the date Mr. Pearson accepts this Agreement relating to his employment with the Company except that this release in no manner shall effect or release any claims, demands, damages, actions or causes of action arising out of, related to or based upon acts of fraud, theft or other illegal action by Mr. Pearson.

        4.    Mr. Pearson acknowledges, by entering into this Agreement, that the Company does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Mr. Pearson. Mr. Pearson further agrees that neither this Agreement nor any action or acts taken in connection with this Agreement, nor pursuant to it (including the reference letter set forth in paragraph 15 of this Agreement), will constitute an admission or any evidence of unlawful or tortious conduct or wrongdoing on the part of the Company, its employees, or any other person or entity. The Company specifically denies that it, its employees or its agents committed any unlawful, tortious, or improper acts against Mr. Pearson at any time. Mr. Pearson agrees not to make any public statement contrary to his agreement and acknowledgment contained in this paragraph 4.

        5.    Mr. Pearson, for and on behalf of himself and the other Releasing Persons, also agrees and covenants not to file, encourage others to file, participate in or assist others in any manner in the filing of a lawsuit to assert any claim against the Company or any other Released Person with respect to his employment with the Company, the cessation of his employment with the Company, or based upon, related to or arising out of Mr. Pearson's ownership of stock in the Company. Any lawsuit filed in violation of this Agreement shall constitute a breach of this Agreement. Additionally, Mr. Pearson agrees that he will not accept any remedy from any administrative agency having jurisdiction over claims of alleged employment discrimination, compensation or labor. Mr. Pearson agrees to defend, indemnify, and hold the Company and the other Related Persons harmless from any and all attorneys' fees, costs, expenses, and damages, they may incur as a result of any claim made by him or any other Releasing Party that is being released in this Agreement.

        6.    Mr. Pearson further agrees to defend, indemnify, and hold the Company and the other Related Persons harmless from any and all liability which may be asserted against them by any federal, state, or local taxing authority for Social Security, income tax, or any other tax claimed to be due by Mr. Pearson or any affiliated party in connection with any of the payments described in this Agreement as a result of his failure to fulfill any of his federal, state or local tax obligations.

        7.    Mr. Pearson hereby acknowledges his obligation to return all property of the Company or that is related to its business, whether or not pertaining to his work at the Company, including without limitation, all files, correspondence, budgets, projections, manuals, policies and other documents and memoranda, computer records, and computer disks and agrees that he will not retain any copies thereof. By signing this Agreement, Mr. Pearson hereby represents that he will not take or keep in his possession after his resignation from the Company any such property.

        8.    Mr. Pearson agrees to refrain from making disparaging remarks about the Company, its employees, officers, directors, and managers or any matters related to his departure.

        9.    Mr. Pearson agrees to keep confidential all information regarding trade secrets, customer names, account information, competitive practices and strategies, product marketing, proprietary or confidential information and the Company's operations. If Mr. Pearson is required to divulge any such information by a court order, subpoena, or other governmental direction, he shall immediately inform the Company of the court order, subpoena, or governmental directive so that the Company may seek protective orders concerning the handling of such information. If the scope of the restrictions in this paragraph 9 is determined to be too broad to permit enforcement to its fullest extent then such restriction shall be enforced to the maximum extent permitted by law, and Mr. Pearson hereby consents to and agrees that such scope may be judicially modified.

        10.    Mr. Pearson acknowledges and agrees that the consideration under this Agreement is being provided to him in exchange for his promises and releases herein, and such consideration would not otherwise have been provided had he not entered into this Agreement. In the event of any breach of this Agreement by Mr. Pearson (i) he shall be liable for any damages, including attorneys' fees and other expenses, to the Company or any of the other Released Persons, (ii) the Company may cancel any unpaid separation benefits and (iii) at the Company's request, Mr. Pearson agrees to immediately return any previously paid amounts hereunder (other than salary for periods of his employment). In the event of any breach of this Agreement by the Company, it shall be liable for damages, including attorneys' fees and other expenses, to Mr. Pearson.

        11.    A.    Mr. Pearson acknowledges that he (a) has had sufficient time and the opportunity, whether or not exercised, to have this Agreement reviewed by counsel of Mr. Pearson's choosing and to be advised as to his rights and obligations hereunder and (b) he has read this Agreement carefully and that he fully understands all of its provisions. THE COMPANY ADVISES MR. PEARSON TO CONSULT WITH LEGAL AND TAX COUNSEL WITH RESPECT TO THIS AGREEMENT AND ITS IMPLICATIONS BEFORE EXECUTING IT. Mr. Pearson acknowledges that he had the opportunity if he so desired to have at least twenty-one days to consider the terms and conditions set forth in this Agreement. By his execution of this Agreement, Mr. Pearson acknowledges that he has voluntarily accepted the terms and conditions of this Agreement.

                  B.    Mr. Pearson will have seven calendar days following the execution of this Agreement to change his mind and to revoke this Agreement. If Mr. Pearson chooses to revoke, such revocation may only be made in writing to Mike J. Buckley, Sr. Vice President, Human Resources. If not revoked within those seven days by Mr. Pearson, this Agreement shall become effective on the eighth day following execution of this Agreement (such date being the "effective date").

        12.    The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provisions, which shall remain in full force and effect. If any portion of this Agreement is found invalid, that portion shall be severed from this Agreement.

        13.    This Agreement contains the entire understanding and agreement of the Company and Mr. Pearson with respect to the subject matter hereof and supersedes and terminates all other agreements or understandings (including the Change of Control Employment Agreement between the parties dated as of April 1, 2002) except that it shall not effect any amendment or termination of Mr. Pearson's rights or benefits under the Company's existing defined benefit plan, 401(k) plan, Management Incentive Plan, outstanding stock options or restricted stock awards (except for the changes in vesting thereof, period to exercise and lapse of forfeiture restrictions with respect thereto, respectively as are specifically described herein).

        14.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE MATTERS CONTEMPLATED BY THIS AGREEMENT.

        15.    On the effective date of this Agreement, the Company agrees to provide Mr. Pearson with a reference letter, in the form attached to this Agreement as Exhibit A, which shall be signed by the Chairman and CEO of the Company; such reference letter shall be used by Mr. Pearson exclusively in connection with his efforts to obtain employment.

        16.    This Agreement is to be interpreted pursuant to the laws of Texas.

EACH OF THE PARTIES ACKNOWLEDGE AND AGREE TO THE TERMS OF THIS AGREEMENT THIS 5th DAY OF DECEMBER, 2005. UNLESS REVOKED PRIOR THERETO BY MR. PEARSON, THIS AGREEMENT SHALL BE EFFECTIVE AT THE CLOSE OF BUSINESS ON DECEMBER 13TH, 2005 (THE EIGHTH DAY AFTER EXECUTION OF THIS AGREEMENT BY BOTH PARTIES).

WITNESS:		/s/ J. Michael Pearson
J. Michael Pearson

WITNESS:		/s/ Mike J. Buckley
	BY:	Mike J. Buckley
Sr. Vice President-Human Resources